Exhibit 10.1

2100 Seaport Boulevard
Redwood City, California
94063 USA
Tel: 1 650 480 8000
Fax: 1 650 480 8100

March 2,2012

[Director Name]

[Director Address]

Re:	Compensation Package in the Event of your Resignation on or Before March 31, 2012 as a Member of the Board of Directors

Dear [Mr./Ms.             ]:

On behalf of Openwave Systems Inc. (the “Company”), I am writing to extend to you the compensation package approved by the Board of Directors (the “Board”) to be offered to each Director in the event of his or her resignation as a member of the Board if such resignation were to occur on or before March 31, 2012. Please note that in an effort to ensure that each of the standing committees of the Board is in compliance with the NASDAQ listing requirements and to ensure that corporate governance “best practices” continue to be satisfied, the Board may, in its sole discretion, determine the timing, order or acceptance of any tendered resignation with respect to which this offer is extended.

If you should accept such offer then, in recognition of the services you have provided to the Company during your tenure as a member of the Board, if you should resign on or before March 31, 2012, effective as of the date of your resignation, (1) all of your unvested stock options and restricted stock awards, as set forth on your Personnel Grant Status Summary attached hereto as Exhibit A, shall immediately vest and (2) the post-termination exercise period for your stock options shall be extended for an additional fifteen (15) months such that your post-termination exercise period shall be for a period of eighteen (18) months.

I greatly appreciate your attention to this matter. If you have any questions or comments, please do not hesitate to contact me.

Sincerely,

Robin A. Abrams
Chairman of the Nominating and Corporate Governance Committee of the Board of Directors of Openwave Systems Inc.

2100 Seaport Boulevard
Redwood City, California
94063 USA
Tel: 1 650 480 8000
Fax: 1 650 480 8100

Exhibit A

Personnel Grant Status Summary

(see attached)